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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): January 22, 2003



                       CHICAGO BRIDGE & IRON COMPANY N.V.
             (Exact name of registrant as specified in its charter)



                                 The Netherlands
                 (State or other jurisdiction of incorporation)



        1-12815                                            N.A.
(Commission File Number)                     (IRS Employer Identification No.)


           Polarisavenue 31
           2132 JH Hoofdorp
           The Netherlands                                 N.A.
(Address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code: 31-23-568-5660

                                      N.A.
          (Former name or former address, if changed since last report)


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Item 5.  Other Events and Regulation FD Disclosure

         On January 22, 2003, the Company declared a two-for-one stock split in the form of a stock dividend to shareholders of record at the close of business on February 3, 2003. The shares of common stock, par value Euro 0.01, will be distributed on or about February 10, 2003. Following the stock dividend, the number of common shares outstanding will increase to approximately 44,300,000.

         The Company also announced that it would increase its post-split interim dividend from $0.03 to $0.04 per share per quarter subject to the discretion of its shareholders (in the case of annual dividends), its Management Board and its Supervisory Board, and general business conditions, legal restrictions on the payment of dividends and other factors, including covenants in the Company's various credit and loan agreements.

         A copy of the Company's press release dated January 22, 2003 is attached as an exhibit hereto.

Item 7.  Financial Statements and Exhibits

         (c)   Exhibits

               (1)  Company Press Release dated January 22, 2003.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         CHICAGO BRIDGE & IRON COMPANY N.V.
                                         By:  Chicago Bridge & Iron Company B.V.
                                         Its: Managing Director



Date: January 27, 2003                   By: /s/ Gerald M. Glenn
                                            ------------------------------------
                                                 Managing Director


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                                 EXHIBIT INDEX


    EXHIBIT NO.          DESCRIPTION
    -----------          -----------

        (1)              Company Press Release dated January 22, 2003.